Exhibit 10.2

RIVERVIEW BANCORP, INC.

RIVERVIEW BANK

CHANGE IN CONTROL AGREEMENT

FOR

NICOLE SHERMAN

RIVERVIEW BANCORP, INC.

RIVERVIEW BANK

CHANGE IN CONTROL AGREEMENT

FOR

NICOLE SHERMAN

This CHANGE IN CONTROL AGREEMENT (“Agreement”) is entered by and between RIVERVIEW BANCORP, INC., a registered bank holding company (“Bancorp”), RIVERVIEW BANK, a state-chartered commercial bank (the “Bank”), which is a wholly owned subsidiary of Bancorp (Bancorp and the Bank are collectively referred to as the “Company”), and Nicole Sherman (“Executive”), and is dated July 1, 2024 (the “Effective Date”).  The Company and Executive are referred to herein each individually as a “Party” and collectively as the “Parties.”

1.           Term; Extensions.

(a)	Term. The term of this Agreement begins on the Effective Date and shall continue until three (3) years after the Effective Date, unless Executive’s employment is terminated earlier (the “Term”).

(b)
Extensions.  At any time during the Term of this Agreement, the Company’s Board of Directors (the “Board”) may elect in writing to extend the Term of this Agreement on the same terms and conditions for one (1) additional year or more beyond the current Term.  This Agreement may be extended in writing any number of times in the same manner.

(c)
At-Will Employment.  Notwithstanding the Term of this Agreement or anything else contained herein, the Bank employs Executive on an “at-will” basis, which means the Company may terminate Executive’s employment at any time, for any lawful reason or for no reason at all, subject to the provisions of this Agreement.

2.	Definitions.

(a)	“Cause.”

(1)	Definition. Cause for termination of employment means the occurrence of any one or more of the following:

(A)	Conviction of any felony, a misdemeanor involving moral turpitude, or of any crime in connection with Executive’s duties;

(B)	Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of the Company’s affairs by an order issued by a bank regulatory authority;

(C)	Conduct involving dishonesty, embezzlement, misappropriation, fraud, or a material breach of a fiduciary duty in the performance of Executive’s duties;

(D)	Participation in any incident compromising Executive’s reputation and, as a consequence, materially diminishing Executive’s ability to represent the Company with the public;

(E)
Conduct significantly harmful to the Company, including, but not limited to, public disparagement of the Company or any Company Affiliate, intentional or reckless violation of law, or of any significant policy or procedure of the Company;

(F)
Willful misfeasance, gross negligence, or refusal or failure to act in accordance with any lawful stipulation, requirement, or directive of the Board or the Company’s Chief Executive Officer (the “CEO”).  As used in this Subsection 2(a)(1)(F), the term “reasonable” means any stipulation, requirement, or directive that falls under the Board’s or the CEO’s authority;

(G)	Material breach of any material obligations under this Agreement or any other written policies or procedures of the Company;

(H)	Sexual harassment, as defined by the Company’s internal written policies;

(I)	Willful unauthorized disclosure of trade secrets and Confidential Information (as defined in Section 5); or

(J)	Chronic drug or alcohol abuse to an extent that materially impairs Executive’s performance of Executive’s duties.

(2)
Procedure for Termination for Cause.  Termination for Cause will be automatic upon the occurrence of an incident under Subsections (2)(a)(1)(A) or (B) above.  Otherwise, the Board may not terminate Executive’s employment for Cause unless:

(A)	With respect to incidents under Subsections (2)(a)(1)(C), (D), (E), (F), (G), (H), (I), or (J):

(i)	Executive is given reasonable written notice (in no event less than five (5) business-days’ notice) of the Board meeting called to make that determination; and

(ii)	Executive and Executive’s legal counsel are given the opportunity to address the incident(s) at that meeting.

(B)	In addition, with respect to incidents under Subsections 2(a)(1)(F) or (G) only, Executive is first given:

(i)	Written notice by the Board or CEO specifying in detail the performance issues; and

(ii)
A reasonable opportunity to cure the issues specified in the notice; provided, however, if the Company reasonably expects irreparable injury from a delay in termination, Company may terminate Executive without an opportunity to cure.

(iii)	If an opportunity to cure is provided, the Company’s Board shall also determine, in its sole discretion, whether Executive has in fact cured the cause and done so in a timely manner.

(b) “Good Reason.”

(1)	Definition. Subject to Subsection (2) below, Good Reason for Executive’s resignation means any one or more of the following occurring without Executive’s consent:

(A)	A material reduction of Executive’s base salary as in effect immediately prior to the Change in Control (as defined in Subsection 2(c) below);

(B)
A relocation or transfer of Executive’s principal place of employment that would require Executive to commute on a regular basis more than fifty (50) miles each way from the main business office of the Company as of the Effective Date of this Agreement;

(C)	A change in Executive’s title or position of employment, such that Executive’s authority, duties, or responsibilities are materially diminished; or

(D)	Any other action or inaction that constitutes a material breach of this Agreement by the Company.

(2)	Procedure for Resignation for Good Reason. To resign for “Good Reason,” Executive must give the Company:

(A)	Written notice of the intended resignation and a detailed description of the Good Reason not more than thirty (30) days after Executive becomes aware of the initial existence of the Good Reason;

(B)	A reasonable opportunity of at least thirty (30) days in which to cure those circumstances; and

(C)
Good Reason shall not exist if Executive (a) fails to provide such notice within the thirty (30)-day notice period, (b) the Company cures the specified condition within the thirty (30)-day cure period or (c) the Executive does not actually resign within six (6) months of the initial existence of the Good Reason condition.

(c)	“Change in Control” means the occurrence of any of the following:

(1)
The Bank or Bancorp merges or consolidates with another entity and, as a result, less than fifty-one percent (51%) of the combined voting power of the resulting entity immediately after the merger or consolidation is held by persons who were the holders of the Bank’s or Bancorp’s voting securities immediately before the merger or consolidation.  A Change of Control will be deemed to occur on the date the applicable transaction closes;

(2)	Any person, entity, or group of persons or entities, other than through merger or consolidation, acquires a majority of the Bank’s or Bancorp’s outstanding common stock or substantially all of the Bank’s or Bancorp’s assets, provided, that a Change in Control shall not occur if any person, entity, or group already owns more than a majority of the Bank’s or Bancorp’s outstanding common stock and acquires additional stock.  A Change of Control will be deemed to occur on the date that any person, entity, or group first becomes the majority owner of the Bank’s or Bancorp’s common stock or acquires substantially all of the Bank’s or Bancorp’s assets;

(3)
A majority of the members of the Board are replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.  A Change in Control will be deemed to occur on the date members of the incumbent board first cease to constitute at least a majority of the Board; or

(4)
Approval by Bancorp’s or the Bank’s shareholders of the Bank’s complete liquidation, dissolution, or sale to another entity.  A Change of Control will be deemed to occur on the date the applicable transaction closes.

3.	Change in Control Benefits.

(a)	Benefit Entitlement and Amount.

(1)
Double Trigger.  Subject to the limitations under Subsections 3(a)(2) and 3(a)(4) below, if Executive’s employment with the Bank is:  (i) terminated by the Company without Cause or is terminated by Executive with Good Reason; and (ii) Executive’s employment termination takes place within the time period of six (6) months prior to a Change in Control and twenty-four (24) months after a Change in Control (the “Change in Control Window”), the Company shall pay Executive a severance benefit (the “Change in Control Benefit”) equal to:

(A)	Three (3) years of Executive’s annual base salary (based on the higher of Executive’s base salary as of the Change in Control or as of the date of termination of employment);

(B)
Three (3) years of Executive’s target annual incentive compensation (based on the higher of Executive’s target annual incentive compensation for the year in which the Change in Control occurs or as of the date of the termination of employment);

(C)
Any unpaid incentive compensation earned from the Company’s Annual Incentive Plan and/or any successor incentive compensation plans (“Incentive Compensation”) based on the fiscal year that ended immediately before the date of the termination;

(D)
Prorated Incentive Compensation for the fiscal year in which the termination occurs based on Executive’s target annual Incentive Compensation through the month ended before the date of termination; and

(E)
If Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or any applicable state health insurance continuation law (“COBRA”), the Company shall directly pay or reimburse Executive for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents.  Executive shall be eligible to receive such reimbursement until the earliest of:  (i) the eighteen (18)-month anniversary of the date Executive’s employment is terminated; (ii) the date Executive is no longer eligible to receive COBRA continuation coverage; or (iii) the date on which Executive becomes eligible to receive substantially similar coverage from another employer or other source.  Notwithstanding the foregoing, if the Company’s payments under this Section 3(a)(1)(E) would violate the nondiscrimination rules applicable to non-grandfathered plans under the Affordable Care Act (the “ACA”), or result in the imposition of penalties under the ACA and the related regulations and guidance promulgated thereunder, the Parties agree to reform this Section 3(a)(1)(E) in a manner as is necessary to comply with the ACA.

The date upon which it can first be determined that Executive has either been terminated by the Company without Cause within the Change in Control Window or has terminated Executive’s employment for Good Reason within the Change in Control Window shall be the referred to herein as the “Double Trigger Date.”

In addition to the payments set forth above, all stock options and restricted stock shall become one hundred percent (100%) vested.

(2)	Code Section 280G.

(A)
Reduction.  Notwithstanding any other provision of this Agreement or any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its affiliates to Executive or for Executive’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of Internal Revenue Code of 1986, as amended (the “Code”), that would, but for this Subsection 3(a)(2), be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax.

(B)	Order of Reduction. Any such reduction shall be made in accordance with Section 409A of the Code and the following:

(i)	The Covered Payments which do not constitute nonqualified deferred compensation subject to Section 409A of the Code shall be reduced first; and

(ii)
All other Covered Payments shall then be reduced as follows:  (1) cash payments shall be reduced before non-cash payments; and (2) payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

(C)
Determinations.  Any determination required under this Subsection, including whether any payments or benefits are Parachute Payments, shall be made by the Company in its sole discretion.  Executive shall provide the

Company with such information and documents as the Company may reasonably request in order to make a determination under this Subsection.  The Company’s determination shall be final and binding on Executive.

(3)	The Change in Control Benefit shall be subject to any withholding and payroll deduction requirements.

(4)
Any benefit to which Executive has become entitled under this Section 3 shall be reduced by any benefits already paid to Executive prior to the Change in Control under the terms of Executive’s Employment Agreement with the Company due to a termination of Executive’s employment without Cause or for Good Reason, as those terms are defined in such Employment Agreement.

(b) Payment of Benefit.

(1)
Payment Timing.  Subject to Subsection 3(b)(2) below, the Change in Control Benefit under Subsection 3(a)(1)(A), (B), (C), and (D) will be paid in a lump sum within thirty (30) days of the Double Trigger Date or, if later, within seven (7) days after the expiration of the Separation Agreement’s revocation period, as described in Section 4(a) below.  If the combined consideration and revocation periods (as defined in Sections 14 and 15 of the Separation Agreement) overlap two (2) calendar years, the payment will be made in the later of the two (2) years (irrespective of the year in which the Separation Agreement is effective and irrevocable), resulting in taxation to Executive in the second calendar year.  The COBRA benefit will be paid, as described under Subsection 3(a)(1)(E).

(2)
Section 409A Compliance.  If the Change in Control Benefit is subject to Section 409A of the Code and Executive is deemed to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), the lump-sum payment will not be made until the seventh (7th) month following termination of employment.

4. Limitations on Change in Control Benefits.

(a)
Release of Claims.  Executive’s receipt of the Change in Control Benefit and the additional benefits under Section 3 is conditioned on Executive having executed a separation agreement in substantially the same form attached hereto as Exhibit A (the “Separation Agreement”) and the revocation period having expired without Executive having revoked the Separation Agreement.  Executive must execute the Separation Agreement and the revocation period must expire within sixty (60) days of the Double Trigger Date.

(b)
Compliance with Material Terms.  Receipt of the Change in Control Benefit is further conditioned on Executive not being in violation of any material term of this Agreement, including, without limitation, the restricted covenants in Section 5, or in violation of any material term of the Separation Agreement.

(c)
Regulatory Limitation.  Notwithstanding the foregoing, the Company shall make no payment of any benefit provided for under this Agreement to the extent that the payment would be prohibited by applicable banking regulations or any regulatory order.  If such payment is so prohibited, the Company shall use its best efforts to secure the consent of the banking regulator to make the payments in the highest amount permissible, up to the amount provided for in this Agreement.

5.	Restrictive Covenants.

(a)	Confidential Information.
(1)
Executive’s Obligations.  For an indefinite period, Executive shall protect against loss, theft, or other inadvertent disclosure, and will preserve as confidential any and all of the Company’s Confidential Information (defined in Subsection 5(a)(2)) at any time known to Executive or in Executive’s possession or control with not less than the diligence, care, and effort that a prudent owner would use to protect and preserve his or her own most sensitive information.  Executive will not, directly or indirectly, access, use, disclose, or disseminate to third parties, or allow others to access, disclose, disseminate, or use, any Confidential Information for any purpose other than for the sole benefit of the Company and as specifically approved in writing in advance by the Company’s Board in each instance.  Executive acknowledges and agrees that the covenants contained in this Subsection 5(a) shall supplement, rather than replace or contradict, any other rights or remedies that the Company may have under applicable law.  If a dispute arises, Executive has the burden to show that information is not the Company’s Confidential Information.  If anyone tries to compel Executive to disclose any of the Company’s Confidential Information by subpoena or otherwise, Executive will promptly notify the Board or the CEO, so that the Company may take any actions it deems necessary to protect its interests.

(2)
Definition of Confidential Information.  “Confidential Information” means information which (a) derive independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy.  Confidential Information also includes proprietary or secret information belonging to the Company that was disclosed to or known by Executive as a consequence of Executive’s employment with the Company and not otherwise publicly known, whether or not received prior to the Effective Date, whether or not marked confidential or labeled as Confidential Information, and whether or not considered a trade secret under applicable law.  Confidential Information may consist of verbal, written, or electronically stored information, and may be tangible or merely remembered.

(A)
Examples of Confidential Information.  The Company provides the following list of Confidential Information by way of example, but this list is not intended to be exhaustive:  inventions; technical information; algorithms, designs, concepts, systems, techniques, methods, models, procedures, or processes; know-how or methodologies; manuals, contracts, or reports; purchasing or accounting information; regulatory information and communications related thereto; financial history or projections; legal affairs; formulae; compositions; software or computer programs; research projects; business modes and information; the identity of all vendors, vendor lists, and vendor contact information; the identity of customers, customer lists, and customer contact information; pricing data; financial data; sources of supply; marketing plans and/or strategies, including price strategies, marketing, sales, technology, research and development, production, and merchandising systems or plans; and information pertaining to any aspect of any activity or business of the Company or its vendors, suppliers, distributors, or customers, including, without limitation, information entrusted to the Company by third parties (including vendors, customers, and prospective vendors or customers), or any trade secrets, proprietary or confidential matter of the Company or of such third parties.

(B)
Excluded Confidential Information.  Confidential Information does not include information that Executive can prove (i) was known by or in the possession of Executive prior to employment with the Company through means other than as a result of past relationships or business dealings between Executive and the Company or its vendors, suppliers, or customers; (ii) consists in whole or in part of any Prior Intellectual Property (defined below in Section 6); or (iii) is known to or readily discoverable by others not under an obligation of confidentiality.

(C)
Permitted Disclosures.  Nothing in this Agreement prohibits Executive from disclosing any information when required to do so by law, such as pursuant to a valid subpoena or the valid order of a court of competent jurisdiction or authorized government agency, provided that the Company is notified in advance, whenever possible, and disclosure does not exceed the extent of disclosure required by such law, subpoena, or order.  This Agreement also does not prevent Executive from making reports to any governmental agency, or making any disclosures permitted by law, such as disclosing or discussing conduct Executive reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, sexual assault, a wage and hour violation, or other conduct recognized as against a clear mandate of public policy, occurring at the workplace or a work-related event between employees or between the Company and an employee.

(D)
DTSA Disclosure.  Pursuant to the Defend Trade Secrets Act of 2016, Executive will not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, if Executive files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

(b)
Non-solicitation.  For a one (1)-year period following termination of Executive’s employment for any reason whatsoever, Executive will not, directly or indirectly, with or without compensation, solicit any current Customer of the Company or of the Company’s Affiliates to cease or reduce the extent to which it is doing business with the Company or Company Affiliates. “Customers” mean all customers serviced by the Company or Company Affiliates at any time within twelve (12) months before the Termination Date.

(c)
Non-raiding of Employees.  Executive recognizes that the workforce of the Company and Company Affiliates are a vital part of the Company’s business.  Therefore, Executive agrees that, for twelve (12) months following termination of Executive’s employment for any reason whatsoever, Executive will not, directly or indirectly, recruit or solicit any Company Employee to terminate his or her employment with the Company or any Company Affiliates.  This includes indirect solicitation by disclosing or identifying any Company Employee as a potential candidate to a third party; however, this does not restrict general solicitations, such as help-wanted ads or job postings, so long as those solicitations are not specifically directed to individuals who are known to be currently employed by the Company.  For purposes of this Subsection, the “Company Employees” means all employees working for the Company as of the date of Executive’s termination from the Company.

(d)
Injunctive Relief.  Executive acknowledges that the Company and its parent, affiliates, partnerships, joint ventures, predecessors, successors, assigns, and other entities, directly or indirectly, controlled by, or under common control with, the Company (“Company Affiliates”) will suffer irreparable harm if Executive fails to observe the covenants in this Section 5, and it is impossible to measure in money the damages that the Company will incur if Executive fails to observe the covenants in this Section 5 (the “Restrictive Covenants”) and, therefore, Executive agrees that:

(1)
The Company shall be entitled to an injunction, restraining order, or such other equitable relief (without the requirement to post bond) restraining Executive from committing any breach or threatened breach of the Restrictive Covenants;

(2)	If the Company is required to post a bond in order to secure an injunction or other equitable remedy, that bond shall be no more than a nominal amount;
(3)
Executive waives any claim or defense that the Company is not irreparably harmed by Executive’s breach, is not entitled to seek injunctive relief, or that an adequate remedy at law is available to the Company; and

(4)	These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.
(e)	Reasonableness. The Parties acknowledge and agree that:
(1)	This Agreement in its entirety, and in particular the Restrictive Covenants, is reasonable both as to time and scope;
(2)	The Restrictive Covenants are necessary for the protection of the goodwill and other legitimate interests of the business of the Company;
(3)	The Restrictive Covenants are not any greater than are reasonably necessary to secure the Company’s business and goodwill;
(4)
The degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive’s opportunity to make a living with Executive’s skills upon enforcement of those covenants, does not and will not warrant non-enforcement of those restraints; and

(5)
If the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the Parties authorize a court or arbitrator to narrow the Restrictive Covenants, so as to make them capable of enforcement, given all relevant circumstances, and to enforce them to the fullest extent allowed.

(f)	Survival. This Section shall survive the termination of this Agreement.

6.	Protection of Intellectual Property.
(a)
The Company’s Ownership.  The Company owns all Inventions and Works (as defined below in Subsection 6(b)) that Executive makes, conceives, develops, discovers, reduces to practice or fixes in a tangible medium of expression, alone or with others, either (i) during Executive’s employment by the Company (including past and future employment, and whether or not during working hours), or (ii) within one (1) year after the termination of Executive’s employment in each case, if the Invention or Works results from any work Executive performed for the Company or involves the use or assistance of the Company’s facilities, equipment, materials, personnel, or Confidential Information.  If Executive has any pre-existing Invention or Work that Executive requests to exclude from the Company ownership (“Prior Intellectual Property”), Executive shall make full written disclosure to the Company by submitting an attachment to this Agreement listing the Prior Intellectual Property (the “Prior Intellectual Property Disclosure”).  If Executive does not attach a Prior Intellectual Property Disclosure to this Agreement, Executive represents and warrants that Executive owns no Prior Intellectual Property that Executive requests to exclude from the Company ownership.

(b)
Definitions of Invention and Works.  “Inventions” means discoveries, developments, concepts, ideas, improvements to existing technology, processes, procedures, machines, products, compositions of matter, trade secrets, formulas, algorithms, computer programs and techniques, custom software, and all other matters ordinarily intended by the word “invention,” whether or not patentable or copyrightable.  “Inventions” also includes all records and expressions of those matters.  “Works” means original works of authorship, including interim work product, modifications and derivative works, and all similar matters, whether or not copyrightable.

(c)
Disclosure and Assignment.  Executive will promptly disclose to the Company, will hold in trust for the Company’s sole benefit, will assign to the Company, and hereby does assign to the Company, all Inventions and Works described in Subsections 6(a) and 6(b), including all copyrights, patent rights, and trade secret rights, vested and contingent, except those pre‑existing Inventions identified on the Prior Intellectual Property Disclosure.  To the extent that such Inventions and Works may be considered “works made for hire” under the copyright act, they are hereby agreed to be works made for hire; otherwise, Executive hereby irrevocably assigns and conveys all such rights, title, and interest to the Company, subject to no liens, claims, or reserved rights.  Executive will waive, and hereby does waive, any moral rights Executive has or may have in the Inventions and Works described in Subsections 6(a) and 6(b).  Executive further agrees that if the foregoing waiver is not effective, Executive agrees not to assert any such moral rights.  To the extent that Executive cannot assign the rights contemplated in Subsections 6(a) and 6(b), including moral rights, Executive hereby grants to the Company a fully paid, royalty free, worldwide, perpetual, exclusive license to use, create, and own derivative works of and otherwise exploit such rights.  At the Company’s direction and expense, Executive will execute all documents and take all actions necessary or convenient for the Company to document, obtain, maintain, or assign its rights to these Inventions and Works.  The Company shall have full control over all applications for patents or other legal protection of these Inventions and Works.

(d)
Disclaimer Regarding Inventions Developed Entirely on Executive’s Own Time.  Pursuant to RCW 49.44.140(3), Subsection 6(c) of this Agreement regarding the assignment of certain inventions to the Company does not apply to an Invention for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Executive’s own time, unless (i) the Invention relates (1) directly to the Company’s business, or (2) to the Company’s actual or demonstrably anticipated research or development, or (ii) the Invention results from any work performed by Executive for the Company.
7.
Return of Company Property.  Executive will safeguard and return to the Company when Executive’s employment ends, or sooner if the Company requests, all documents and property in Executive’s care, custody, or control relating to Executive’s employment or the Company’s business and customers (including, but not limited to, Confidential Information (defined above), keys, pass cards, identification cards), or any reproductions thereof, whether such information is reduced to writing, existing in hard copies or electronic form, and whether residing on the Company’s computers, or Executive’s own personal computer, laptop, tablet, or mobile device, or other electronic media used for the Company business.  After employment ends, or sooner if the Company requests, Executive must disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on the Company’s computer system, and Executive will not retain copies of any Confidential Information or other materials belonging to the Company, unless expressly authorized in writing by the Company.  The obligations in this Section include the return of documents and other materials that may be in Executive’s desk at work, car, or place of residence, or in any other location under Executive’s control.

8.	Dispute Resolution.
(a)	Arbitration.
(1)
The Parties agree to submit any dispute arising under this Agreement or Executive’s employment with the Company, regardless of the nature of the dispute or the legal concepts involved, to final, binding, and private arbitration.  Disputes subject to arbitration include not only disputes involving the negotiation, meaning, or performance of this Agreement, but also claims Executive may have against the Company, the Company’s Affiliates, or against any of their officers, directors, supervisors, managers, employees, or agents for violation of any federal, state, or local statute arising out of Executive’s employment relationship with the Company.  Executive and the Company intend and agree that class action and representative action procedures are hereby waived and shall not be asserted, nor will they apply, in any arbitration pursuant to this Agreement.  The Parties also agree that the following claims are not subject to arbitration:  (a) claims that cannot be subject to arbitration as a matter of law; (b) claims for workers’ compensation or unemployment compensation; and (c) claims under an employee benefit or pension plan that specifies a different procedure.

(2)
All claims subject to arbitration shall be settled by final and binding arbitration in accordance with the employment dispute resolution rules of the American Arbitration Association (“AAA”) in effect at the time the demand for arbitration is made (“Rules and Procedures”), which are available online at https://www.adr.org/sites/default/files/Employment%20Rules.pdf.  Accordingly, the Parties are not permitted to pursue court action regarding claims that are subject to arbitration.  Such arbitration shall be filed with the AAA and shall be heard before a single neutral arbitrator who is experienced in employment law, who shall be selected, as provided in AAA’s Rules and Procedures.  The aggrieved Party must file the arbitration complaint with AAA and provide all other Parties against whom or which a claim is brought written notice no later than the expiration of the statute of limitations that the law prescribes for the claim.  Otherwise, the claim shall be deemed waived.  The arbitration complaint and written notice must identify and describe all claims, the facts upon which such claims are based, and the relief or remedy sought.  Any arbitration shall be heard in Vancouver, Washington; provided, however, if arbitration in Vancouver, Washington is impractical because Executive’s employment for the Company is located more than 100 miles from Vancouver, Washington, the arbitration may be held in the county and state where Executive last worked during Executive’s employment for the Company.

(3)
The Company shall be responsible for the arbitrator’s fees and expenses in excess of any reasonable filing fee with the AAA; provided, however, each Party shall pay its own costs and attorneys’ fees, if any.  The arbitrator shall issue a written decision that contains the essential findings and conclusions on which the decision is based.  The arbitrator’s decision shall be final, binding, and conclusive upon the Parties.  Suit may be brought to compel arbitration or to enforce any arbitration award in a court of competent jurisdiction.

(4)
Neither this agreement to arbitrate nor any demand for arbitration shall waive or otherwise affect the Company’s right to obtain any provisional remedy, including, without limitation, injunctive relief for unfair competition, the use or unauthorized disclosure or misappropriation of trade secrets, the disclosure of any other Confidential Information, or the violation of the confidentiality or other provisions of Section 5 of this Agreement.  This Agreement also does not prohibit Executive from filing an administrative charge or complaint with any governmental agency.

9.	Miscellaneous.

(a)
Notices.  Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered three (3) days after mailing by certified mail, postage prepaid, addressed to the Company’s Chair of the Board or to Executive at Executive’s last known address on record at the Company.  Either Party may designate an address for notices by written notice to the other.

(b)
Governing Law; Venue & Jurisdiction.  Executive acknowledges that the Company maintains its headquarters in Vancouver, Washington.  The Parties therefore agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Washington, without giving effect to the rules governing the conflicts of laws, and without the aid of any canon, custom, or rule of law requiring construction against the drafter, and regardless of whether a Party changes domicile or residence.  Executive hereby waives the right to argue to the contrary.  In the event such election is invalid, then the court shall apply the law of the state or states in which Executive performs services for the Company.  Executive consents to the exercise of personal jurisdiction by a court of competent jurisdiction in the state of Washington and agrees that venue for any action not subject to arbitration shall be in Clark County, Washington, and hereby waives the right to argue to the contrary.

(c)	Amendment/Waiver.
(1)	This Agreement may not be amended, released, discharged, abandoned, changed, or modified in any manner, except by an instrument in writing signed by each of the Parties hereto.
(2)
The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any Party to enforce each and every such provision.  No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(d)
Severability.  If any provision of this Agreement is held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.  If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.

(e)
Entire Agreement.  This Agreement represents the entire agreement between the Parties regarding the matters addressed in this Agreement.  This Agreement supersedes any other prior oral or written employment agreements between the Parties; provided, however, this Agreement does not supersede any incentive compensation agreement (including stock option or other equity incentive agreements).

(f)
Code Section 409A Compliance.  For purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service,” as defined in Section 409A of the Code and the regulations thereunder (“Section 409A”).  The Parties intend that this Agreement, to the extent possible, will be administered in accordance with Section 409A and the Treasury Regulations and other applicable regulatory guidance issued thereunder, and will be interpreted in a manner, so that no payments made to Executive under this Agreement constitute a deferral of compensation or, if so, will constitute a deferral for which the payment and other terms are compliant with Section 409A, so as to avoid imposition of any additional tax to Executive under Section 409A.  The Company makes no representation or warranty as to compliance with Section 409A and shall have no liability to Executive or any other person for any adverse consequences arising under Section 409A.  Notwithstanding anything else provided herein, to the extent any payments provided under this Agreement in connection with Executive’s termination of employment constitute deferred compensation subject to Section 409A, and Executive is deemed at the time of such termination of employment to be a “specified Executive” under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six (6)-month period measured from Executive’s separation from service from the Company, or (ii) the date of Executive’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Executive, including, without limitation, the additional tax for which Executive would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.  The first payment thereof will include a catch-up payment covering the amount that would have otherwise been paid during the period between Executive’s termination of employment and the first payment date but for the application of this provision, and the balance of the installments (if any) will be payable in accordance with their original schedule.

(g) Assignment; Death; Binding Effect.
(1)
Executive shall not assign or transfer any of Executive’s rights under this Agreement, wholly or partially, to any other person or to delegate the performance of Executive’s duties under the terms of this Agreement.

(2)
Upon Executive’s death, no death benefit is payable under this Agreement other than benefits that were already in pay status at the date of death.  Executive’s rights under this Agreement with respect to any benefits earned before the date of death shall inure to Executive’s heirs, executors, administrators, or personal representatives.

(3)
The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of the Company, regardless of the manner in which the successors or assigns succeed to the interests or assets of the Company.  This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company, by any merger, consolidation, or acquisition where the Company is not the surviving corporation, by any transfer of all or substantially all of the Company’s assets, or by any other change in the Company’s structure or the manner in which the Company’s business or assets are held.  Executive’s employment shall not be deemed terminated upon the occurrence of one of the foregoing events.  In the event of any merger, consolidation, or sale or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving business or the business entity to which the assets are transferred.

(h)
Survival.  If any benefits provided to Executive under this Agreement are still owed, or claims under the Agreement are still pending at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until those benefits are paid in full or those claims are resolved in full.  The covenants in Section 5 and Section 6, and the dispute resolution provisions in Section 8 of this Agreement, shall survive the termination of this Agreement and shall be enforceable, regardless of any claim Executive may have against the Company.

(i)	Board of Director’s Authority.

(1)	Bancorp’s Board of Directors has the authority to interpret and construe the provisions of this Agreement, including the attached Separation Agreement.

(2)	Bancorp’s Board of Directors has the authority to decide matters relating to termination for Cause or Good Reason, the violation of the Restrictive Covenants, and the calculation of benefits.

(3)	In a decision under Subsection (1) or (2) above, the burden of proof shall be on that Board of Directors and that decision shall be:

(A)         Subject to the duty of good faith and fair dealing;

(B)         Supported by clear and convincing evidence; and

(C)	Made by the affirmative vote of at least three-fourths (3/4) of that Board of Directors.

(4)	An arbitrator or a court reviewing such a decision by that Board of Directors shall make its own independent decision and not grant deference to the that Board of Director’s decision.

(j)	Joint and Several Obligation. Bancorp and the Bank will be jointly and severally liable for the payment obligations under this Agreement.
(k)	Actions by Banking Regulatory Authorities.

(1)
If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company’s affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (the “FDIA”), 12 U.S.C. § 1818(e)(3) and

(g)(1), the Company’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Company may, in its discretion:

(A)	Pay Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended; and/or

(B)	Reinstate in whole or in part any of its obligations which were suspended.

(2)
If Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), Executive shall be terminated for Cause as of the effective date of the order.

(3)	If the Company is in default (as defined in Section 3(x)(1) of the FDIA, 12 U.S.C. § 1813(x)(1)), all further obligations under this Agreement shall terminate as of the date of default.

(4)	This Agreement may be terminated entirely or suspended for a period of time by the applicable banking regulatory authority, or as otherwise required by law, if:

(A)
The Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA, 12 U.S.C. § 1823(c);

(B)	The applicable banking regulatory authority approves a supervisory merger to resolve problems related to the operation of the Company; or

(C)	The applicable banking regulatory authority determines the Company is in an unsafe or unsound condition.

(5)	The Change in Control Benefit is subject to and conditioned upon its compliance with 12 U.S.C. § 1828(k) and FDIC regulation 12 C.F.R. Part 359, “Golden Parachute and Indemnification Payments.”

(l)
Attorneys’ Fees and Costs.  In any dispute arising out of or relating to this Agreement, including in compelling arbitration, or enforcing or collecting an arbitration award, the prevailing Party shall be entitled to recover from the non-prevailing Party its own reasonable attorneys’ fees, filing and services fees, witness fees, arbitrator’s fees, and any other reasonably incurred expenses and costs, to the extent not expressly prohibited by applicable law.

(m)	Headings, Captions. The headings and captions used in this Agreement are for convenience only and shall not affect the meaning or interpretation of the Agreement.

(n)
Counterparts.  For the convenience of the Parties, this Agreement may be executed by facsimile, electronic mail, or electronic signature, and in any number of counterparts, all of which when taken together shall constitute one and the same Agreement.

10.
Advice of Counsel.  Executive acknowledges that Executive has had adequate time to consult legal counsel and financial advisors before signing this Agreement.  Executive understands that the Company makes no representations as to the tax consequences of any payments under this

Agreement.  Both Parties have participated and had an equal opportunity to participate in the drafting of this Agreement.  No ambiguity shall be construed against any Party upon a claim that such Party drafted the ambiguous language.

EXECUTIVE
/s/Nicole Sherman
Nicole Sherman

Date: June 18, 2024 4:15 PM PDT

RIVERVIEW BANK	RIVERVIEW BANCORP, INC.

/s/Gerald Nies	/s/Gerald Nies
Gerald Nies, Chairman of the Board	Gerald Nies, Chairman of the Board

Date: June 20, 2024 12:08 PM PDT	Date: June 20, 2024 12:08PM PDT

Exhibit A

EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This is a confidential separation agreement (this “Separation Agreement”) between you, Nicole Sherman, and us, Riverview Bank (the “Bank”) and Riverview Bancorp, Inc. (“Bancorp”) (Bancorp and the Bank are collectively referred to as “Riverview”).  This Separation Agreement is dated for reference purposes ____________, 20____, which is the date we delivered this Separation Agreement to you for your consideration.

1.
Termination of Employment.  Your employment terminates (or was terminated) on ____________, 20____ (the “Separation Date”), which was within the number of months of a Change in Control, as specified in Section 3(a)(1) in the Change in Control Agreement between you and Riverview dated July 1, 2024 (the “CIC Agreement”).

2.
Payments.  In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Change in Control Benefit and other payments in Section 3 of the CIC Agreement.  You acknowledge that we are not obligated to make these payments to you, unless you enter into this Separation Agreement, comply with the Restrictive Covenants in Section 5 of the CIC Agreement, and otherwise comply and continue to comply with the material terms of the CIC Agreement and of this Separation Agreement.

3.
COBRA Continuation Coverage.  Your normal employee participation in Riverview’s group health coverage will terminate on the Separation Date or, if provided under the group health plan, the last day of the month in which the Separation Date occurs.  Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or any applicable state health insurance continuation law (collectively, “COBRA”).  You understand and agree that your right to benefits under Riverview’s health and welfare benefit program, if any, shall be limited to those set forth under COBRA and continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA, unless Section 3 of the CIC provides otherwise.

4.
Full Payment and Entitlement to Leave and Accommodations.  You acknowledge having received full payment of all compensation of any kind (including, but not limited to, wages, salary, bonuses, paid time off, sick leave, reimbursable expenses, and incentive compensation) that you earned as a result of your employment by Riverview and that was owing to you as of the Separation Date.  Any and all agreements to pay you bonuses or other incentive compensation are terminated.  You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation, except the payments as described in Section 2 of this Agreement (above).  You also acknowledge you have taken and have not been deprived of any leave or accommodation to which you were legally entitled prior to the Separation Date, and that if any such leave was provided, the Company restored you to your position following leave in compliance with all applicable federal, state, and local leave laws, and that you have not suffered any adverse employment action of any kind (for example, termination, demotion, transfer, harassment, or reduction or denial of pay or benefits) as a result of requesting or receiving leave or an accommodation.

5. Release of Claims.

(a)
You hereby release and forever discharge, to the fullest extent permitted by law, the Released Parties from any and all claims, demands, causes of action, liabilities, debts, obligations, judgments, and damages (including attorneys’ fees) of any kind whatsoever, known or unknown, that you may have or have ever had against the Released Parties by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time, up to and including the date you signed this Separation Agreement.  “Released Parties” means:  (i) Riverview and its parent companies, divisions, subsidiaries, and Company Affiliates, and each of their benefit plans (each, including Riverview, a “Riverview Affiliate”); (ii) each of the Riverview Affiliates’ past and present shareholders, executives, directors, members, officers, agents, employees, representatives, administrators, fiduciaries, and attorneys; and (iii) the predecessors, successors, transferees, and assigns of each of such persons and entities.

(b)
The claims you are releasing include, without limitation, wrongful termination, constructive discharge, breach of contract, violations arising under federal, state, or local laws or ordinances prohibiting discrimination or harassment on the basis of age, race, color, national origin, religion, sex, gender, disability, marital status, sexual orientation, or any other protected status, failure to accommodate a disability or religious practice, violation of public policy, retaliation, failure to hire, wage and hour violations, including overtime claims, tortious interference with contract or expectancy, fraud or negligent misrepresentation, breach of privacy, defamation, intentional or negligent infliction of emotional distress, unfair labor practices, breach of a right to stock or stock options or other equity interests, attorneys’ fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with Riverview.

(c)
You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 (ADEA), the Older Workers Benefit Protection Act (OWBPA), the Americans with Disabilities Act of 1990 (ADA), the Pregnant Workers Fairness Act (PWFA), the PUMP for Nursing Mothers Act, the Equal Pay Act of 1963 (EPA), the Genetic Information Nondiscrimination Act of 2008 (GINA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Occupational Safety and Health Act (OSHA), the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act (FCRA), the Uniformed Services Employment and Reemployment Rights Act of 1994, the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), the Washington Law Against Discrimination (WLAD), the Washington Industrial Welfare Act, the Washington Family Leave Act, the Washington Minimum Wage Act, the Washington Wage Payment Act, the Washington Rebate Act, and all similar federal, state, and local laws.  The aforementioned claims are examples, not a complete list, of the released claims.  It is the Parties’ intent that you release any and all claims, including those arising from or related to your employment, your contract of employment, and separation of employment, of whatever kind or nature, known or unknown, to the greatest degree allowed by law, against the Released Parties, which arose or occurred on or before the date you sign this Separation Agreement.

(d)
You agree not to seek any personal recovery (of money damages, injunctive relief, or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise, whether individually or through a class action.  You agree never to start or participate as a plaintiff in any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement.  You represent and warrant that you have not initiated any complaint, charge, lawsuit, or arbitration involving any of the claims you are releasing in this Separation Agreement.

(e)	Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.

(f)
You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community), and that you have not transferred any interest in any claims to your spouse or to any third party.

(g)
This Separation Agreement does not affect your rights arising under any of Riverview’s benefit plans through the Separation Date or afterwards under the terms of those plans to receive pension plan benefits, medical plan benefits, unemployment compensation benefits, or workers’ compensation benefits.

(h)
This Separation Agreement also does not affect your rights under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended, or held harmless in connection with claims that may be asserted against you by third parties.

(i)
This Separation Agreement also does not affect your rights to file a charge or complaint with or participate in an investigation by the Equal Employment Opportunity Commission or other government agency.  But, you give up any right to recover or receive any personal relief or benefit from any such charge, complaint, or investigation, or from any lawsuit or administrative action filed by any government agency that is the result of any such charge, complaint, or participation by you.  Personal relief or benefit includes attorneys’ fees, monetary damages, and reinstatement.  Nothing in this Agreement is intended to prevent you from reporting potential violations of the law, cooperating or participating in any investigation by the Equal Employment Opportunity Commission, SEC, or other government agency concerning any of the Released Parties, or from testifying truthfully in any legal proceeding resulting from any government agency’s enforcement actions.

(j)
You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released.  You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement.  You assume this risk and all other risks of any mistake in entering into this Separation Agreement.

(k)	You agree that this release is fairly and knowingly made.

6.	No Admission of Liability. Neither this Separation Agreement nor the payments made under this Separation Agreement are an admission of liability or wrongdoing by any Party.

7.
Riverview Materials.  You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents, Confidential Information (as defined in Section 5 of the CIC Agreement), and other materials that belong to Riverview, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 7 of the CIC Agreement.

8.
Nondisclosure Agreement.  You will comply with the covenant regarding Confidential Information in Section 5(a) of the CIC Agreement.  You also agree to keep the terms of this Separation Agreement in strict confidence and not to disclose the same to any other person or entity, except as may be required by law.  Except for litigation arising out of the breach of or attempt to enforce this Separation Agreement, this Separation Agreement shall not be admissible as evidence in any legal proceeding.

9.
Non-Disparagement and Non-Incitement.  You agree not to make, publish, or communicate (or causing others to make, publish, or communicate) any public or private disparaging statements concerning any Riverview Affiliate or their current or former officers, directors, members, shareholders, employees, agents, customers, suppliers, or investors, including, without limitation, statements made to employees of any Riverview Affiliate or statements made on Internet blogs, social media sites, and review sites; provided, however, that nothing in this Separation Agreement shall preclude you from making truthful statements that are required by applicable law, regulation, or legal process, or making any disclosures permitted by law, such as disclosing or discussing conduct Executive reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, sexual assault, a wage and hour violation, or other conduct recognized as against a clear mandate of public policy, occurring at the workplace or a work-related event between employees or between Riverview and an employee.  You may not disparage any Riverview Affiliate or its business or products, and may not encourage any third parties to sue a Riverview Affiliate.

10.
Cooperation Regarding Other Claims.  If any claim is asserted by or against a Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with Riverview in the prosecution or defense of that claim, including by providing truthful information and testimony, as reasonably requested by Riverview .

11.
Nonsolicitation; No Interference.  You will comply with Sections 5(b) and 5(c) of the CIC Agreement, and Riverview will have the right to enforce those provisions under the terms of Section 5(d) of the CIC Agreement.  Following the expiration of the covenants referenced in the preceding sentence, you will not, apart from good-faith competition, interfere with any Riverview Affiliate’s relationships with customers, employees, vendors, or others.

12.
Liquidated Damages.  Any breach by you of provisions set out in Sections 7 through 11 above shall be a material breach of this Separation Agreement for which we agree that Riverview and/or a Riverview Affiliate would suffer irreparable harm and damage to its reputation, and for which liquidated damages in an amount equal to the Change in Control Benefit specified in Section 3 of the CIC Agreement or actual damages, whichever is greater, shall be assessed.  The foregoing shall not be interpreted to preclude any additional remedy available to Riverview at law or in equity, including, but not limited to, injunctive relief.

13.	Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Separation Agreement. You acknowledge that you have had an adequate opportunity to do so.

14.
Consideration Period.  You have twenty-one (21) days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it.  You may use as much or as little of this twenty-one (21)‑day period as you wish before signing.  You acknowledge that if you are signing this Separation Agreement before the end of the Consideration Period, you have voluntarily decided not to use the full Consideration Period.  If you do not sign and return this Separation Agreement within this twenty-one (21)-day period, you will not be eligible to receive the benefits described in this Separation Agreement.

15.
Revocation Period and Effective Date.  You have seven (7) calendar days after signing this Separation Agreement to revoke it.  To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to Riverview’s Chief Executive Officer or the Chairman of the Board before the seven (7)-day period expires.  This Separation Agreement shall not become effective until the eighth (8th) calendar day after you sign it (the “Effective Date”).  If you revoke this Separation Agreement, it will not become effective or enforceable, and you will not be entitled to the benefits described in this Separation Agreement.

16.
Knowing and Voluntary Waivers under the ADEA.  You acknowledge that you understand this is a full release of all existing claims, whether currently known or unknown, including, but not limited to, claims for age discrimination under the Age Discrimination in Employment Act.  You agree and acknowledge that you have read and understood this Separation Agreement, and that you have consulted with an attorney regarding the meaning and application of this Separation Agreement, or, if you have not consulted with an attorney, you have been advised to do so and have had ample opportunity to do so.  You enter into this Separation Agreement knowingly, voluntarily, free from duress, and as a result of your own free will and with the intention to waive, settle, and release all claims you have or may have against each Riverview Affiliate.

17.	Governing Law. This Separation Agreement is governed by the laws of the state of Washington that apply to contracts executed and to be performed entirely within the state of Washington.

18.	Dispute Resolution. Any dispute arising under this Agreement shall be subject to arbitration in accordance with Section 8 of the CIC Agreement.

19.
Saving Provision.  If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part, except if the release in Section 5 is determined to be invalid or unenforceable, this Separation Agreement shall be voidable by Riverview for a period of sixty (60) days following receipt of written notice of the invalidity or unenforceability.

20.
Final and Complete Agreement.  Except for the CIC Agreement and/or the Employment Agreement, this Separation Agreement is the final and complete expression of all agreements between the Parties on all subjects relating to your employment or its termination and supersedes and replaces all prior discussions, representations, agreements, policies, and practices.  You acknowledge you are not signing this Separation Agreement relying on anything not set out in this Separation Agreement, the Employment Agreement, and the CIC Agreement.  You further acknowledge that Sections 5, 6, and 9 of the CIC Agreement survive the termination of your employment and remain in full force and effect.

21.
Miscellaneous.  This Separation Agreement may be signed in counterparts, both of which shall be deemed an original, but both of which, taken together, shall constitute the same instrument.  An electronic signature and a signature transmitted by facsimile or electronic mail shall have the same effect as the original signature.  The section headings used in this Separation Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.  This Separation Agreement was the result of the negotiations between the Parties.  In the event of vagueness, ambiguity, or uncertainty, the Separation Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties prepared it jointly.  If you or Riverview fails to enforce this Separation Agreement or to insist on performance of any term, that failure does not mean a waiver of that term or of the Separation Agreement.  This Separation Agreement remains in full force and effect anyway.

[Signature page to follow]

Riverview Bank

By: ____________________________________

Title: ___________________________________

Date:

Riverview Bancorp, Inc.

By: ____________________________________

Title: ___________________________________

Date:

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement and confirm that I have read and understood each part of it.

____________________________________
 Nicole Sherman

Date: